THE FAIR-HAIRED DUMBBELL LLC

CLASS C MEMBERSHIP UNIT SUBSCRIPTION AGREEMENT

The undersigned subscriber hereby offers and agrees to purchase from THE FAIR-HAIRED DUMBBELL LLC, an Oregon limited liability company (the “Company”), the number of Class C Membership Units of the Company’s membership interests (the “Units”), as further described in the Amended and Restated Operating Agreement of the Company (the “Operating Agreement”), set forth on the Signature Page of this Subscription Agreement for the price of $1,000 per Unit (minimum and maximum purchase of 3 and 250 Units, respectively) in accordance with the terms and subject to the conditions of this Subscription Agreement.

The undersigned, by executing the Signature Page of this Subscription Agreement, hereby acknowledges, understands and agrees with, and hereby certifies, represents and warrants to the Company as follows:

1.

Access to Information.

(a)

I acknowledge that it is incumbent upon me to request any information that I desire to receive about the Company or its business.  For a reasonable time prior to my execution of this Subscription Agreement, I have had reasonable access to and the reasonable opportunity to obtain any and all additional information necessary to verify the accuracy of the information contained in this Subscription Agreement, other information provided to me or any other supplemental information which I deem relevant to make an informed investment decision as to an investment in the Company.

(b)

I have had an opportunity to have direct communication with the Company or its representatives as to all matters which I deem material and relevant to my decision to make an investment in the Company.

2.

Joinder to the Operating Agreement. I have received, and I accept and adopt each and every provision of the Operating Agreement. I agree that my signature on this Subscription Agreement will also serve as my signature to the Operating Agreement.

3.

Investment Representations.

(a)

The Units which I am purchasing will be acquired solely for my own account for investment and not for the purpose of resale, distribution, subdivision or fractionalization thereof.

(b)

My financial condition is such that I have no need for liquidity with respect to my investment in the Company and no need to dispose of any portion of my interest to satisfy any existing or contemplated undertaking or indebtedness.  I am able to bear the economic risk of an investment in the Company for an indefinite period of time, including the risk of losing part or all of my investment.  I have no need for a current return on my capital contribution.

(c)

I have been advised to pay particular attention to the Risk Factors section of the Offering Circular and, accordingly, acknowledge that an investment in the Company involves a high degree of risk. I acknowledge that the return of my capital, as well as the realization of any appreciation on such capital, will depend on a number of factors, including factors outside the control of the management of the Company.  I acknowledge that there can be no assurance that I will realize any appreciation on an investment in the Units or that I will not lose a material portion of my investment. I have considered the risks associated with an investment in the Company.

(d)

I have secured the advice of my legal counsel, accountants or other financial advisors with respect to an investment in the Company and the terms of the Offering Circular, the Operating Agreement and this Subscription Agreement.

(e)

I have either: (i) a minimum annual gross household income of $70,000 and a minimum household net worth of $70,000 (exclusive of automobile, home and home furnishings), or (ii) a minimum household net worth of $250,000 (exclusive of automobile, home and home furnishings).

(f)

I am a current resident of, or the investing entity’s principal place of business is located in, one of the following jurisdictions: California, Massachusetts, Oregon, Virginia, Washington, or Washington D.C.

4.

Restrictions on Transfer.  I understand that the Units (i) have not been, and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) are being offered and sold in reliance upon federal exemptions for transactions not involving any public offering, and (iii) cannot be sold assigned, transferred, pledged, mortgaged, hypothecated, collaterally assigned, gifted, donated, exchanged, or otherwise disposed of or encumbered unless such Units are registered under the Securities Act and all applicable state securities laws or unless an exemption from such registration is available and such transfer is made in accordance with the Operating Agreement. The Units will be registered in certain states as required by state securities laws.

5.

Qualification; Authorization. If a natural person, the undersigned is 21 years of or over. If a corporation, limited liability company, partnership, trust or other entity, the undersigned is authorized, empowered and qualified to execute this Subscription Agreement and to make an investment in the Company as contemplated herein.

6.

Acceptance of Investment. The Company, in its sole and absolute discretion, may accept all, any portion or none of your investment amount set forth on the signature page to this Subscription Agreement. Acceptance will be given to the undersigned either by delivery of this Subscription Agreement signed by the Company or by notice of such execution. If so accepted, this Subscription Agreement (a) will be binding upon the undersigned’s  heirs, successors, legal representatives and assigns, and (b) may not be cancelled, terminated or revoked by the undersigned.

7.

Accuracy.  I certify that all of the foregoing is true and accurate as of the date hereof and shall be true and accurate as of the date of the acceptance hereof by the Company and the issuance of the Units.  If in any respect the foregoing shall not be true and accurate prior thereto, the undersigned will give written notice of such fact to the Company, specifying which of the foregoing is not true and accurate and the reasons therefor.

8.

Further Deliveries.  I will deliver such other documents, instruments, or information to the Company or its Manager as it may require in order to determine whether I should be admitted as a member of the Company.

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SIGNATURE PAGE

of

THE FAIR-HAIRED DUMBBELL LLC

SUBSCRIPTION AGREEMENT

The undersigned hereby offers and agrees to purchase ________ Units (minimum and maximum purchase of 3 and 250 Units, respectively) of the Company at $1,000 per Unit, for an aggregate purchase price of $____________.

  By the completion and execution of this Signature Page, the undersigned makes and affirms the certifications, representations and warranties contained in the forepart of this Subscription Agreement.

Further, the undersigned agrees that this subscription agreement shall act as a joinder to the Operating Agreement, and the undersigned agrees to be bound by any and all rights and obligations of a Class C Member with respect thereto in the event that this subscription agreement is accepted by the Company.

INSTRUCTIONS

A subscriber who wishes to purchase Units must complete and execute this Signature Page and deliver it to: ______________________________________________.   In the event that a subscriber wishes to wire the amount of the subscription, please contact the company for instructions.

Date: ______________

PURCHASER:

Signature by Individual:

________________________________________

Print Name of Individual Purchaser

________________________________________

Signature of Individual Purchaser

________________________________________

State of Residency

Signature by Entity:

________________________________________

Print Name of Entity

By: _____________________________________

       Signature of Authorized Agent

________________________________________

Print Name & Title of Authorized Agent

________________________________________

State of Incorporation/Organization

________________________________________

Principal Place of Business

Accepted this ____ day of ______________, 2016.

THE FAIR-HAIRED DUMBBELL LLC

By: ________________________________________

Name:  _____________________________________

Its: ________________________________________

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